UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01               Other Events.

On May 23, 2012, Viacom Inc. announced that its Board of Directors had approved an increase in its quarterly cash dividend on its Class A and Class B common stock from $0.25 per share to $0.275 per share.  The next quarterly cash dividend will be payable on July 2, 2012 to stockholders of record as of the close of business on June 15, 2012.  A copy of the press release is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.                      Description of Exhibit

                              99                                   Press release of Viacom Inc. dated May 23, 2012 announcing an increase in its quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  May 23, 2012

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated May 23, 2012 announcing an increase in its quarterly cash dividend.